Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated February 13, 2006, relating to the consolidated financial statements of Primedex Health Systems, Inc. as of October 31, 2004 and 2005 and for each of the years in the three-year period ended October 31, 2005, and to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Moss Adams LLP

Los Angeles, California
August 21, 2006